UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

  Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

 Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Limited Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2012.  The matters voted upon, each of which is described in the 2012 Proxy Statement filed on April 12, 2012 (the “Proxy Statement”), and the results of the voting were as follows:

Election of Directors

James L. Heskett, Allan R. Tessler and Abigail S. Wexner were elected to the Board of Directors for a term of three years.  Of the 269,145,517 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

	For	Against	Abstain	Broker Non-Vote
James L. Heskett	239,061,160	11,465,571	198,704	18,420,082
Allan R. Tessler	244,646,548	5,882,180	196,707	18,420,082
Abigail S. Wexner	241,151,469	9,375,889	198,077	18,420,082

In addition, directors whose term of office continued after the Annual Meeting were:  Dennis S. Hersch, Donna A. James, David T. Kollat, William R. Loomis, Jr., Jeffrey H. Miro, Leslie H. Wexner and Raymond Zimmerman.

Ratification of the Independent Registered Public Accountants

The appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the 2012 fiscal year was ratified, with 265,046,100 shares voting for the appointment, 3,984,903 shares voting against the appointment and 114,514 shares abstaining.

Advisory Vote on Executive Compensation

The compensation of the Company’s executive officers as described in the 2012 Proxy Statement was approved by the stockholders, on an advisory basis, with 231,962,528 shares voting for the Company’s executive compensation, 16,709,925 shares voting against the Company’s compensation, 2,052,982 share abstaining and 18,420,082 broker non-votes.

Company Proposal to Remove Supermajority Voting Requirements

The Company’s proposal to amend the Certificate of Incorporation to remove supermajority voting requirements did not receive a sufficient number of votes from stockholders to be approved, with 196,327,269 shares voting for the proposal, 50,179,678 shares voting against the proposal, 4,218,488 shares abstaining and 18,420,082 broker non-votes.  In order to be approved, this proposal required the affirmative vote of at least 75% of the 293,314,043 outstanding shares entitled to vote at the annual meeting.

Stockholder Proposal Regarding an Independent Board Chairman

The stockholder proposal regarding an independent Board Chairman was rejected by the stockholders, with 54,334,379 shares voting for the proposal, 196,057,397 shares voting against the proposal, 333,659 shares abstaining and 18,420,082 broker non-votes.

Stockholder Proposal Regarding the Company’s Classified Board

The stockholder proposal regarding the Company’s classified Board was approved, with 161,824,889 shares voting for the proposal, 88,685,069 shares voting against the proposal, 215,477 shares abstaining and 18,420,082 broker non-votes.  Although the proposal received majority support, the provision of the Company’s Certificate of Incorporation establishing a classified board will remain in effect until the time such provision is duly amended.  In addition to Board approval, to be effective, any such amendment must be approved by the affirmative vote of at least 75% of the outstanding shares entitled to vote thereon.

Stockholder Proposal Regarding Special Meetings of Stockholders

The stockholder proposal regarding special meetings of stockholders was rejected by the stockholders, with 84,308,213 shares voting for the proposal, 166,208,480 shares voting against the proposal, 208,742 shares abstaining and 18,420,082 broker non-votes.

Stockholder Proposal Regarding the Company’s Share Retention Policy

The stockholder proposal regarding the Company’s share retention policy was rejected by the stockholders, with 48,286,302 shares voting for the proposal, 201,554,763 shares voting against the proposal, 884,370 shares abstaining and 18,420,082 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: May 30, 2012	By	/s/ Douglas L. Williams
Name: Douglas L. Williams
Title: Executive Vice President & General Counsel